INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
American International Petroleum Corporation:

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated April 9, 1997, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP


Houston, Texas
June 11, 1998